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                                                                   Exhibit 10.59

                         COMPREHENSIVE CARE CORPORATION

                          DIRECTORS AND OFFICERS TRUST


                 This agreement ("Agreement") is entered into this 27th day of February, 1995, by and between Comprehensive Care Corporation, a Delaware corporation (the "Company"), and Mark Twain Bank, a Missouri state bank (the "Trustee"). The Agreement provides for the establishment of a trust (the "Trust") to provide a source for certain payments required to be made under the indemnification agreements listed as Exhibit A, as amended from time to time (each an "Indemnification Agreement"), between the Company and certain of its Officers and/or members of the Board of Directors of the Company (each an "Indemnitee").

                                  WITNESSETH:

                 WHEREAS, the Company has entered into an Indemnification Agreement with each Indemnitee which provides that the Company may establish a Trust to fund certain obligations under the Indemnification Agreements; and

                 WHEREAS, the Company considers it desirable to provide each Indemnitee with additional assurance that the Company will honor the obligations under the Indemnification Agreements; and

                 WHEREAS, to provide such assurance, the Company has obtained a policy to provide for Directors and Officers insurance coverage and considers it desirable to establish the Trust and to transfer assets to the Trust in an amount sufficient to meet certain obligations under the Indemnification Agreements, which assets shall be held therein until paid to the Underwriter or his designee or returned to the Company in such manner and at such time as specified in this Agreement.

                         NOW, THEREFORE, IT IS AGREED:

                                   ARTICLE I

                                  INTRODUCTION

                 1. 1.   Name; Purpose.  The Trust shall be known as
the "Comprehensive Care Corporation Directors and Officers Trust." The purpose of the Trust is to assure that certain obligations of the Company to the Indemnitees under the Indemnification Agreements are fulfilled.

                 1.2.    Trust Fund.  All contributions to the Trust made by
the Company, together with any earnings or increments thereon, but reduced by any losses and distributions from the Trust, and any other reductions (including, but not limited to, Trustee fees) thereof, shall be referred to as the "Trust Fund."
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                 1.3.    Tax  Status  of  Trust.  The Trust is intended to be a
grantor trust, within the meaning of Section 671 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly. The
Trust does not form part of a plan designed to qualify under Code section
401(a).

                 1.4. Rights Against Company. The Trust Fund shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes herein set forth. No Indemnitee shall have any preferred claim on, or any beneficial ownership interest in, the Trust Fund prior to the time amounts are to be paid to the Underwriter or his designee from the Trust Fund pursuant to the terms of this Agreement, and all rights created under an Indemnification Agreement and this Agreement shall be mere unsecured contractual rights of the Indemnitee against the Company.

                                   ARTICLE II

                            CONTRIBUTIONS; ACCOUNTS

                 2.1. Company Contributions. In connection with the establishment of the Trust, the Company hereby deposits with the Trustee Two Hundred Fifty Thousand Dollars ($250,000.00). The Company may at any time and from time to time make additional cash deposits with the Trustee to augment the Trust Fund, but the Trustee shall not have any duty to require that any additional contributions be made by the Company. The Trust Fund shall be held, managed, and administered by the Trustee as a single commingled fund pursuant to the terms of this Agreement without distinction between principal and income.

                 2.2 Accounts. The Trustee shall establish and maintain a bookkeeping account on behalf of all Indemnitees (an "Account"), the initial balance of which shall be as set forth in Exhibit B. The Trustee shall debit the Account by any amounts paid to the Underwriter or his designee from the Trust, and, at least quarterly and upon the occurrence of any distribution to or on behalf of an Indemnitee under Article IV, shall adjust Account of which has not received a distribution from the Trust to of account for the earnings of the Trust Fund since the last such adjustment. The accounts maintained pursuant to this Section shall be for bookkeeping purposes only, and shall not determine the amounts to which any Indemnitee is entitled under his Indemnification Agreement.





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                                 ARTICLE III

                                  INVESTMENT

               The Trustee shall have full discretion in and sole responsibility for the investment, management, and control of the Trust Fund; provided that, because of the nature of the Trust, the Trustee shall maintain the Trust Fund in an interest-bearing account or accounts (including accounts with the banking department of the Trustee), or may invest only in certificates of deposit or other short-term investments with a stated maturity of twelve
(12) months or less from the date of purchase by the Trustee, or in money-market funds which are invested in obligations of or guaranteed by the United States of America, commercial paper obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poor's Corporation or a similar rating service, or certificates of deposit, bank repurchase agreements, or bankers acceptances of commercial banks, the securities of which (or the securities of the holding company of which) are rated in the highest category by a nationally-recognized credit agency.

                                  ARTICLE IV

                                DISTRIBUTIONS

                 4.1. Payment to Underwriter. (a) Upon written demand for payment by the Beneficiary Representative (or in case of death, such Beneficiary Representative alternate, if any, as may be entitled to authorize payments under the Indemnification Agreement), accompanied by a "Notice of Qualification" (as defined below), the Trustee shall pay to the Underwriter or his designee, after the passage of three (3) business days from the Trustee's receipt of such demand, an amount equal to the lesser of (i) the amount so demanded for payment, or (ii) the then balance of the specified Account. Upon the occurrence of any demand under this Section, the Trustee promptly shall value the Trust Fund, and adjust each Account to reflect the earnings on the Trust Fund since the preceding adjustment, and the balance of each Account who has filed a demand with the Trustee shall be determined after such adjustment.

                         (b)     For purposes of this Section, a "Notice of
Qualification" shall be a written statement by the Beneficiary Representative (or in case of death, such Beneficiary Representative alternate, if any, as may be entitled to authorize payments under the Indemnification Agreement) which
(i) states the date and action on which the policyholder is obligated to Indemnitee(s) under the terms of the Indemnification Agreement, (ii) certifies that, pursuant to the terms of the Indemnification Agreement, the Indemnitees are entitled to payment





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thereunder as a result of the investigation, claim, action, suit or proceeding, and (iii) states the amount of the payment to which the Underwriter is entitled. The Trustee shall be under no duty to make inquiry as to whether the determination made by the Beneficiary Representative is correct or whether any payment so demanded is proper and correct.

                         (c)     Upon the receipt of a demand pursuant to
subsection (a), above, the Trustee promptly shall inform the Company of such receipt by courier delivery to the Company of written notice thereof. Subject to any contrary order issued by a court of competent jurisdiction, a payment made pursuant to this Section may be made without the approval or direction of the Company, and shall be made despite any direction to the contrary by the Company.

                 4.2. Payment to Company. As soon as practicable after all Accounts have filed a demand for and received payment under Section 4. 1, or, if earlier, upon the expiration of three (3) calendar years from the date this Agreement is entered into, the Trustee shall pay to the Company all amounts then held in the Trust Fund; provided that, if any payment from the Trust to the Beneficiary Representative or the Underwriter or his designee who has filed a demand pursuant to Section 4.1 is being contested or litigated, and payment from the Trust is delayed under the terms of this Agreement or at the direction of a court of competent jurisdiction beyond the expiration of the three (3) year period specified above, payment to the Company shall be delayed until the proper disposition of the payment to the Indemnitee has been determined. If the Company and the Beneficiary Representative each certify to the Trustee that the Company's obligations to make lump sum payments under the Indemnification Agreement have been satisfied or are no longer required to be maintained by the Trust, the Trustee shall repay to the Company all monies then held in the Trust Fund.

                                   ARTICLE V

                             ACCOUNTING BY TRUSTEE

                 5.1. Records of Trust Fund Account. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be done, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within sixty (60) days following the close of each calendar year, and within sixty
(60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company and to the Beneficiary Representative a written account of its administration of the Trust during such year or during such period from the close of the last preceding year to the date of such





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removal or resignation, setting forth all investments, receipts, disbursements, and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), showing all cash, securities, and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be, and the book and fair market value of any such asset.

                 5.2. Inspections/Audit. All accounts, books, and records maintained by the Trustee with respect to the Trust shall be opened to inspection and audit at all reasonable times by the Company and, on an annual basis, after receipt of the written account described in Section 5. 1, by the Beneficiary Representative, provided that, no one shall have access to information about another or any Account other than in the normal course of performing his duties as an Officer or Director of the Company.

                 5.3. Valuations. The fair market value of the Trust Fund shall be determined by the Trustee whenever required pursuant to this Agreement, but in any event not less than quarterly. The Trustee may base such determination upon such sources of information as it may deem reliable including, but not limited to, information reported in (i) newspapers of general circulation, (ii) standard financial periodicals or publications, (iii) statistical and valuation services, (iv) the records of securities exchanges or brokerage firms deemed by the Trustee to be reliable, or any combination thereof.

                                   ARTICLE VI

                      GENERAL RESPONSIBILITIES OF TRUSTEE

                 6.1. Fiduciary Duties. The Trustee shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; provided that, the Trustee shall incur no liability to anyone for any action taken pursuant to a direction, request, or approval by the Company or the Beneficiary Representative contemplated by and complying with the terms of this Agreement. The Trustee shall discharge its responsibility for the investment, management, and control of the Trust Fund solely in the interest of the Indemnitees and for the exclusive purpose of assuring that, to the extent of the available assets of the Trust Fund, all payments due under an Indemnification Agreement are paid when due to the Underwriter or his designee.

                 6.2. Litigation. The Trustee shall not be required to undertake or to defend any litigation




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arising in connection with this Agreement, unless it is first indemnified by the Company against its prospective costs, expenses, and liability, and the Company hereby agrees to indemnity the Trustee for such costs, expenses, and liability.

                 6.3. Legal Counsel. The Trustee may consult with legal counsel with respect to any of its duties or obligations hereunder, and shall be fully protected in acting or refraining from acting in accordance with the advice of legal counsel.

                 6.4. General Powers. The Trustee is authorized and empowered to do all acts necessary or desirable for the proper administration of the Trust, including, but not limited to, the following:

                         (a)     To purchase, hold, sell, invest, and reinvest
the assets of the Trust Fund, together with the income therefrom;

                         (b)     To hold, manage, and control all property at
any time forming part of the Trust Fund;

                         (c)     To sell, convey, transfer, exchange, and
otherwise dispose of the assets of the Trust Fund, for such consideration and upon such terms and conditions as it shall determine;


                         (d)     To employ counsel, agents, accountants, and
financial consultants as may be reasonably necessary in managing and protecting the Trust Fund, and to pay them reasonable compensation;

                         (e)     To cause any property of the Trust Fund to be
issued, held, or registered in the individual name of the Trustee, or in the name of its nominee, or in such form that title will pass by delivery, provided that, the records of the Trustee shall indicate the true ownership of all such property;

                         (f)     To settle, compromise, or abandon with the
consent of the Company, all claims and demands from other than the Beneficiary Representative or the Company in favor of or against the Trust Fund;

                         (g)     To exercise all the further rights, powers,
options, and privileges granted, provided for, or vested in trustees generally under applicable federal law or the laws of the State of California, as amended from time to time, it being intended that, except as herein otherwise provided, the powers conferred upon the Trustee herein shall not be construed as being in limitation of any authority conferred by law, but shall be construed as in addition thereto.





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                                  ARTICLE VII

                      COMPENSATION/EXPENSES OF THE TRUSTEE

                 The Trustee shall be entitled to receive such reasonable compensation for its services as shall be agreed upon by the Company and the Trustee, and its reasonable expenses incurred with respect to the administration of the Trust. Such compensation and expenses shall be payable by the Company, but if not so paid, shall be paid from the Trust Fund. If any assets of the Trust Fund are used pursuant to the preceding sentence to pay compensation or expenses of the Trustee, the Company promptly shall contribute to the Trust any such amount.

                                  ARTICLE VIII
                             RESIGNATION OF TRUSTEE

                 8.1. Resignation of Trustee. The Trustee may resign at any time during the term of this Agreement by delivering to the Company a written notice of the proposed resignation. In the event the Trustee notifies the Company of its intention to resign, the Company shall appoint a successor trustee which shall be a bank or trust company. The resignation of the Trustee shall take effect upon the appointment of a successor trustee and such successor trustee commencing to act as such.

                 8.2. Transfer of Assets. Upon the appointment of a successor trustee, (i) the Trustee hereunder shall thereupon deliver to the successor trustee all property of the Trust, together with such records and documents as may be reasonably required to enable the successor trustee to properly administer the Trust, reserving such funds as the Trustee may reasonably deem necessary to cover its unpaid bills and expenses, and closing costs, and (ii) all right, title, and interest of the Trustee in the Trust Fund, and all rights and privileges under this Agreement previously vested in the Trustee shall vest in the successor Trustee, and thereupon all future liability of the resigning Trustee shall terminate; provided that, the Trustee shall execute, acknowledge, and deliver all documents and written instruments which are necessary to transfer and convey the right, title, and interest in the Trust Fund, and all rights and privileges to the successor Trustee.

                 8.3. Judicial Settlement. Nothing in this Agreement shall be interpreted as depriving the Trustee or the Company of the right to have a judicial settlement of the Trustee's accounts, and upon any proceeding for a judicial settlement of the Trustee's accounts or for instructions, the only necessary parties thereto shall be the





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Trustee and the Company.

                                   ARTICLE IX

                                  TERMINATION

                 This Agreement and the Trust hereby created shall be irrevocable by the Company, but automatically shall terminate when all assets of the Trust Fund have been distributed pursuant to Article IV.

                                   ARTICLE X

                             PROTECTION OF TRUSTEE

                 10.1. Indemnification. To the extent permitted by law, the Company agrees to indemnity the Trustee and hold it harmless from and against any claim or liability that may be asserted against it by reason of its taking or refraining from taking any action under this Agreement, including, but not limited to, any claim brought against the Trustee by the Company, otherwise than on account of the Trustee's own negligence or willful misconduct.

                 10.2. Certifications. The Trustee shall be fully protected in relying upon a certification of an authorized representative of the Company with respect to any instruction, direction, or approval of the Company until a subsequent certification is filed with the Trustee.

                 10.3. Other Instruments. The Trustee shall be fully protected in acting upon any instrument, certificate, or paper believed by it to be genuine and to have been signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

                 10.4. Notice of Qualification. The Trustee shall not be liable for the proper application of any part of the Trust Fund if distributions are made in accordance with the terms of this Agreement and information furnished to the Trustee by the Beneficiary Representative.

                                  ARTICLE XI

                              GENERAL PROVISIONS






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                 11.1.   Communications.  For purposes of this Agreement,
notices and other communications shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

If to Company:

                         Comprehensive Care Corporation
                         4350 Von Karman Avenue, Suite 280
                         Newport Beach, California 92660
                         Attn: Kerri Ruppert, Vice President/Secretary

If to Beneficiary Representative:

                         Mr. J. Marvin Feigenbaum
                         250 E. 73rd St., Apt. 2C
                         New York, New York 10021

If to Trustee:

                         Mark Twain Bank, Trust Division
                         8820 Ladue Road
                         2nd Floor - Trust Division
                         St. Louis, Missouri 63124
                         Attn: Walt Roddy

or such other address as either party may have furnished to the other in writing in accordance with this Section.

                 11.2. Severability. Any provision of this Agreement which is found to be prohibited by law shall be ineffective to the extent of any such prohibition without invalidating or in any other way limiting the remaining provisions.

                 11.3. Alienation. The rights of an Indemnitee under this Agreement, and the payments available to the Underwriter or his designee from the Trust may not be anticipated, assigned (either at law or in equity), alienated, or subject to attachment, garnishment, levy, execution, or other legal or equitable process. Any attempt by an Indemnitee to anticipate, alienate, assign, sell, transfer, pledge, encumber, or charge the same shall be void. The Trust Fund shall not in any manner be subject to the debts, contracts, liabilities, engagements, or torts of any Indemnitee, and no payment hereunder shall be considered an asset of the Indemnitee in the event of his insolvency or bankruptcy.

                 11.4. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California to the extent not preempted by federal law.

                 11.5 Taxes. The Trustee shall not be liable (individually or severally) for any taxes of any kind levied or assessed under the existing or future laws against the Trust Fund. The Trustee shall withhold from





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payment any federal, state, or local withholding taxes which may be required to be deducted under applicable laws. To the extent that any taxes levied or assessed upon the Trust are not paid by the Company, the Trustee shall pay such taxes out of the Trust Fund.

                 11.6. Fees and Expenses. Expenses of and fees charged to the Company for the administration of the Trust and services in relation thereto for actuarial, legal, accounting, and similar services, including any costs with respect to the creation of the Trust, shall be paid by the Company and, if not so paid, may be paid by the Trustee from the Trust Fund.

                 11.7. No Employment Rights. This Agreement is not a contract of employment or directorship and shall not give any Indemnitee the right to be retained as a director or in the employ of the Company nor any other rights other than those specifically enumerated herein.

                 11.8. Release of Liability under Indemnification Agreements. To the extent payment to the Underwriter or his designee, is made in accordance with the provisions of this Agreement, such payment shall be in partial satisfaction of claims against the Trustee and the Company under the Indemnification Agreement. Nothing in this Agreement shall relieve the Company of its liabilities to pay amounts under any Indemnification Agreement except to the extent such liabilities are met through the use of assets of the Trust Fund.

                 11.9. Successors. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their successors and assigns.

                 11.10. Actions by Company. Any action of the Company pursuant to this Agreement, including all orders, requests, directions, or instructions, shall be in writing signed on behalf of the Company by an officer or named designee of the Company.

                 11.11. Actions by Indemnitees. Any action of the Indemnitees pursuant to this Agreement, including all orders, requests, directions, or instructions, shall be in writing signed on behalf of the Indemnitees by the Beneficiary Representative or named designee of the Indemnitees.

                 11.12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

                 11.13. Headings. Headings in this Agreement are included only for reference and are not be considered in the construction of the provisions hereof.





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                 11.14.  Gender.  As used in this Agreement, the masculine
includes the feminine and neuter genders.

                 IN WITNESS WHEREOF, the Company and the Trustee have executed this Agreement as of the date first above written.



MARK TWAIN BANK


By:  /s/ Joann Barton
    ----------------------------------

Title:  Vice President
       -------------------------------


COMPREHENSIVE CARE CORPORATION


By: /s/ Kerri Ruppert
    ----------------------------------

Title:  Vice President/Secretary
        ------------------------------




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                                   EXHIBIT A

                                 FEBRUARY 1995





Directors                Indemnification Agreements
- ---------                --------------------------
Chriss W. Street                 March 7, 1994
William H. Boucher               March 7, 1994
Harvey Felsen                    March 7, 1994
J. Marvin Feigenbaum             March 7, 1994
H. Stan Groth                    March 7, 1994
W. James Nicol                   March 7, 1994
Rudy R. Miller                   August 25, 1994



Executive Officers
- ------------------
Fred C. Follmer                  March 7, 1994
Kerri Ruppert                    March 7, 1994
Drew Q. Miller                   November 1, 1994





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                                   EXHIBIT B





1.               Deductible                                  $75,000


2.               SEC Deductible                             $175,000





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